Exhibit 99.2

American Realty Capital Properties, Inc.
Unaudited Pro Forma Consolidated Balance Sheet

The following unaudited pro forma Consolidated Balance Sheet is presented as if American Realty Capital Properties, Inc. (the “Company” or “ARCP”) had acquired the following on September 30, 2013: (i) CapLease, Inc. (“CapLease”); (ii) American Realty Capital Trust IV, Inc. (“ARCT IV”); (iii) a portfolio of 120 properties to be acquired through AR Capital, LLC, which will be acquired from Fortress Investment Group, LLC (the “Fortress Portfolio”); of the 120 properties, 41 were acquired subsequent to September 30, 2013 and the acquisition of the remaining properties is considered to be probable; (iv) the equity interests in 10 companies to be acquired through AR Capital, LLC, which will be acquired from Inland American Real Estate Trust, Inc. (the “Inland Portfolio”). The Inland Portfolio includes 33 buildings, including 2 multi-tenant buildings; of the 33 buildings, 5 were acquired on September 24, 2013 and the acquisition of the remaining buildings is considered to be probable; and (v) Cole Real Estate Investments, Inc. (“Cole”).

The Company purchased a portfolio of 477 properties from an affiliate of GE Capital Corp. (“the GE Capital Portfolio”) which closed on June 27, 2013. Therefore, the GE Capital Portfolio information is included in the ARCP Consolidated Balance Sheet as of September 30, 2013, and is presented in the unaudited pro forma Consolidated Statements of Operations for the nine months ended September 30, 2013 and year ended December 31, 2012 as if the GE Capital Portfolio had been purchased at the beginning of the fiscal year presented and carried through the period presented.

ARCT IV purchased a portfolio of 924 properties from an affiliate of GE Capital Corp. (“the ARCT IV GE Capital Portfolio”) which closed over several dates with the last of the 924 properties closing on August 30, 2013. Therefore, the ARCT IV GE Capital Portfolio information is included in the ARCT IV Consolidated Balance Sheet as of September 30, 2013, and is presented in the unaudited pro forma Consolidated Statements of Operations for the nine months ended September 30, 2013 and year ended December 31, 2012 as if the ARCT IV GE Capital Portfolio had been purchased at the beginning of the fiscal year presented and carried through the period presented.

In conjunction with the merger with CapLease, the Company will redeem all the outstanding shares of CapLease’s preferred stock for $25.00 per share as well as exchange all of the outstanding shares of CapLease’s common stock including common stock equivalents (partnership units and restricted shares) for $8.50 per share in exchange for all of the assets and liabilities of CapLease (“CapLease Merger”). The CapLease Merger closed on November 5, 2013.

In conjunction with the merger of ARCP with ARCT IV (the “ARCT IV Merger”), the Company will exchange all of the outstanding shares of ARCT IV’s common stock for (i) $9.00 to be paid in cash plus (ii) 0.5190 shares of the Company’s common stock, par value $0.01 per share and (iii) 0.5937 share of Series F Preferred Stock (“Series F Preferred Stock”), par value $0.01 per share.

ARCP and ARCT IV are considered to be variable interest entities under common control. Both companies’ advisors are wholly owned subsidiaries of the companies’ sponsor, AR Capital, LLC. The sponsor and its related parties have ownership interests in ARCP through the ownership of shares of common stock and other equity interests. In addition, the advisors of both companies are contractually eligible to charge significant fees for their services to both of the companies including asset management fees, fees for the arrangement of financing and incentive fees and other fees. Due to the significance of these fees, the advisors and ultimately the sponsor are determined to have a significant economic interest in both companies in addition to having the power to direct the activities of the companies through the advisory agreements, which qualifies them as variable interest entities under common control in accordance with Accounting Principles Generally Accepted in the United States of America (“U.S. GAAP”). The acquisition of an entity under common control is accounted for on the carryover basis of accounting whereby the assets and liabilities of the companies are recorded upon the merger on the same basis as they were carried by the companies on the merger date.

The ARCT IV Merger is expected to close in the fourth quarter of 2013. However, as of the date of this report, the consummation of the ARCT IV Merger has not yet occurred and although the Company believes that the completion of the ARCT IV Merger is probable, the closing of the ARCT IV Merger is subject to a vote by the common stockholders of ARCT IV and other customary conditions, and therefore there can be no assurance that the ARCT IV Merger will be consummated. Accordingly, the Company cannot assure that the ARCT IV Merger as presented in the unaudited pro forma Consolidated Balance Sheet and unaudited pro forma Consolidated Statements of Operations will be completed based on the terms of the ARCT IV Merger or at all.

As of the date of this report, 79 of the Fortress Portfolio properties had not been acquired by the Company. The purchase and sale agreement includes provisions that allow the Company to exclude certain properties based on criteria related to issues with obtaining clear title to the property and obtaining satisfactory environmental reports among other provisions. Therefore, the Company cannot assure that all 79 properties in the Fortress Portfolio presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet or the Unaudited Pro Forma Consolidated Statements of Operations will be included in the final purchased portfolio. Although the closing of the remainder of the acquisition is subject to certain conditions, including the completion of due diligence, there can be no assurance that the Company will acquire any or all of the remaining 79 properties, however, the Company believes that the completion of such acquisitions is probable.

As of the date of this report, 28 of the Inland Portfolio properties had not been acquired by the Company. The purchase and sale agreement includes provisions that allow the Company to exclude certain properties based on criteria related to issues with obtaining clear title to the property and obtaining satisfactory environmental reports among other provisions. Therefore, the Company cannot assure that all 28 properties in the Inland Portfolio presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet or the Unaudited Pro Forma Consolidated Statements of Operations will be included in the final purchased portfolio. Although the closing of the remainder of the acquisitions is subject to certain conditions, including the completion of due diligence, there can be no assurance that the Company will acquire any or all of the remaining 28 properties, however, the Company believes that the completion of such acquisitions is probable. The 5 properties that were acquired on September 24, 2013 are included in the ARCP Consolidated Balance Sheet as of September 30, 2013, and is presented in the unaudited pro forma Consolidated Statements of Operations for the nine months ended September 30, 2013 and year ended December 31, 2012 as if the properties had been purchased at the beginning of the fiscal year presented and carried through the period presented.

In conjunction with the merger with Cole, the Company will exchange all of the outstanding shares of Cole’s common stock including common stock equivalents (shares held in escrow, restricted shares and performance share units) for (i) $13.82 to be paid in cash, up to a maximum of 20% of Cole common stock outstanding or (ii) 1.0929 shares of the Company’s common stock, par value $0.01 per share, in exchange for all of the assets and liabilities of Cole (“Cole Merger”). The unaudited pro forma consolidated balance sheet below has been prepared with the assumption that the Company has been determined to be the acquirer under U.S. GAAP and that 20% of Cole’s outstanding common stock will be paid in cash and 80% of the outstanding common stock will be converted to the Company’s common shares. Although these represent estimates of the percentage of Cole’s outstanding common stock that will be converted to cash or exchanged for shares, the actual percentages will not be known until the close of the merger. The Cole Merger is expected to close in the first half of 2014. However, as of the date of this report, the consummation of the Cole Merger has not yet occurred and, although the Company believes that the completion of the Cole Merger is probable, the closing of the Cole Merger is subject to stockholder approval from both the Company’s and Cole’s stockholder and other customary conditions, and therefore there can be no assurance that the Cole Merger will be consummated. Accordingly, the Company cannot assure that the Cole Merger as presented in the unaudited pro forma Consolidated Balance Sheet and unaudited pro forma Consolidated Statements of Operations will be completed based on the terms of the Cole Merger or at all.

This financial statement should be read in conjunction with the unaudited pro forma Consolidated Statement of Operations and the Company’s historical financial statements and notes thereto. The pro forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired CapLease, ARCT IV, including the ARCT IV GE Capital Portfolio, the Fortress Portfolio, the Inland Portfolio or Cole as of September 30, 2013, nor does it purport to present the future financial position of the Company.

American Realty Capital Properties, Inc.

Unaudited Pro Forma Consolidated Balance Sheet
September 30, 2013
(In thousands)

	ARCP Historical(1)	CapLease Historical(2)	CapLease Merger Related Adjustments(3)		ARCP with CapLease Pro Forma	ARCT IV Historical(4)	ARCT IV Merger Related Adjustments(5)
Assets
Real estate investments, at cost:
Land	$521,139	$235,282	$2,304	(10)	$758,725	$494,330	$—
Buildings, fixtures and improvements	2,121,178	1,544,258	15,125	(10)	3,680,561	1,429,122	—
Construction in progress	—	13,077	—		13,077	—	—
Acquired intangible lease assets	328,733	183,939	1,802	(10)	514,474	221,663	—
Total real estate investments, at cost	2,971,050	1,976,556	19,231		4,966,837	2,145,115	—
Less: accumulated depreciation and amortization	(148,162)	(349,843)	349,843	(11)	(148,162)	(30,941)	—
Total real estate investments, net	2,822,888	1,626,713	369,074		4,818,675	2,114,174	—
Cash and cash equivalents	150,481	52,035	(14,914)		187,602	37,745	(30,800	)(27)
Investment in direct financing leases, net	57,449	—	—		57,449	17,954	—
Investment securities, at fair value	9,480	59,774	—		69,254	—	—
Investments in unconsolidated entities	—	—	—		—	—	—
Derivatives, at fair value	7,088	—	—		7,088	28	—
Loans held for investment, net	—	23,839	2,644	(13)	26,483	—	—
Restricted cash	1,680	402	—		2,082	—	—
Leasehold improvements and property and equipment, net	—	—	—		—	—	—
Prepaid expenses and other assets	48,165	76,981	(33,708	)(14)	91,438	15,111	1,070	(28)
Deferred costs, net	47,754	12,051	(12,051	)(15)	47,754	14,311	—
Assets held for sale	6,028	—	—		6,028	—	—
Goodwill and other intangible assets	—	—	108,853	(16)	108,853	—	—
Total assets	$3,151,013	$1,851,795	$419,898		$5,422,706	$2,199,323	$(29,730)
Liabilities and Equity
Mortgage notes payable	$269,891	$995,326	$44,128	(15)	$1,309,345	$2,124	$755,000	(33)
Convertible debt	300,975	—	—		300,975	—	—
Secured term loan	—	60,654	884	(15)	61,538	—	—
Secured credit agreements	—	—	—		—	—	—
Senior corporate credit facility	600,000	—	956,103	(17)	1,556,103	—	(104,045	)(29)
Credit facilities of acquired companies	—	128,899	21,000	(17)	149,899	710,000	—
Convertible senior notes	—	19,210	(19,210	)(18)	—	—	—
Other long-term debt	—	30,930	(4,175	)(19)	26,755	—	—
Contingent considerations	—	—	—		—	—	—
Convertible obligation to Series C Convertible Preferred stockholders	449,827	—	(449,827	)(20)	—	—	—
Contingent value rights obligation to preferred and common investors, at fair value	49,314	—	(23,756	)(21)	25,558	—	—
Below-market lease liability, net	4,200	—	—		4,200	—	—
Derivatives, at fair value	1,785	—	—		1,785	—	—
Accounts payable, accrued expenses and other liabilities	14,740	64,391	(475	)(14)	78,656	11,546	—
Deferred rent and other liabilities	7,404	—	—		7,404	2,901	—
Liabilities related to real estate held for sale, net	—	—	—		—	—	—
Distributions payable	72	10,138	—		10,210	9,810	—
Total liabilities	1,698,208	1,309,548	524,672		3,532,428	736,381	650,955
Preferred stock	—	150,717	(150,518	)(22)	199	—	429	(31)
Common stock	1,848	888	(723	)(22)	2,013	711	(336	)(31)
Additional paid-in capital	1,803,315	388,036	85,464	(23)	2,276,815	1,555,612	(651,048	)(31)
Accumulated other comprehensive income (loss)	4,857	1,056	(1,056	)(24)	4,857	28	—
Accumulated deficit	(480,817)	—	(36,391	)(25)	(517,208)	(121,392)	(98,961	)(25)
Total stockholders' equity	1,329,203	540,697	(103,224)		1,766,676	1,434,959	(749,916)
Non-controlling interests	123,602	1,550	(1,550	)(26)	123,602	27,983	69,231	(32)
Total equity	1,452,805	542,247	(104,774)		1,890,278	1,462,942	(680,685)
Total liabilities and equity	$3,151,013	$1,851,795	$419,898		$5,422,706	$2,199,323	$(29,730)

American Realty Capital Properties, Inc.

Unaudited Pro Forma Consolidated Balance Sheet
September 30, 2013
(In thousands)

	ARCP with CapLease and ARCT IV Pro Forma	Fortress Portfolio(6)		Inland Portfolio(7)		ARCP with CapLease, ARCT IV, Fortress and Inland Pro Forma	Cole Historical(8)	Cole Merger Related Adjustments(9)		ARCP Pro Forma
Assets
Real estate investments, at cost:
Land	$1,253,055	$94,676	(10)	$72,612	(10)	$1,420,343	$1,531,115	$109,172	(10)	$3,060,630
Buildings, fixtures and improvements	5,109,683	443,159	(10)	324,082	(10)	5,876,924	4,664,119	332,561	(10)	10,873,604
Construction in progress	13,077	—		—		13,077	—	—		13,077
Acquired intangible lease assets	736,137	67,565	(10)	59,933	(10)	863,635	1,003,632	71,561	(10)	1,938,828
Total real estate investments, at cost	7,111,952	605,400		456,627		8,173,979	7,198,866	513,294		15,886,139
Less: accumulated depreciation and amortization	(179,103)	—		—		(179,103)	(452,601)	452,601	(11)	(179,103)
Total real estate investments, net	6,932,849	605,400		456,627		7,994,876	6,746,265	965,895		15,707,036
Cash and cash equivalents	194,547	—		—		194,547	185,786	(155,096	)(35)	225,237
Investment in direct financing leases, net	75,403	—		—		75,403	—	—		75,403
Investment securities, at fair value	69,254	—		—		69,254	271,944	—		341,198
Investments in unconsolidated entities	—	—		—		—	92,035	1,623	(12)	93,658
Derivatives, at fair value	7,116	—		—		7,116	1,248	—		8,364
Loans held for investment, net	26,483	—		—		26,483	90,497	6,203	(13)	123,183
Restricted cash	2,082	—		—		2,082	31,170	—		33,252
Leasehold improvements and property and equipment, net	—	—		—		—	21,005	—		21,005
Prepaid expenses and other assets	107,619	—		—		107,619	165,511	(86,859	)(14)	186,271
Deferred costs, net	62,065	—		—		62,065	59,275	(59,275	)(15)	62,065
Assets held for sale	6,028	—		—		6,028	60,739	—		66,767
Goodwill and other intangible assets	108,853	—		—		108,853	322,020	2,293,940	(16)	2,724,813
Total assets	$7,592,299	$605,400		$456,627		$8,654,326	$8,047,495	$2,966,431		$19,668,252
Liabilities and Equity
Mortgage notes payable	$2,066,469	$111,603	(34)	$319,676	(34)	$2,497,748	$2,639,733	$—		$5,137,481
Convertible debt	300,975	—		—		300,975	—	—		300,975
Secured term loan	61,538	—		—		61,538	—	—		61,538
Secured credit agreements	—	—		—		—	—	—		—
Senior corporate credit facility	1,452,058	200,496	(17)	—		1,652,554	—	—		1,652,554
Credit facilities of acquired companies	859,899	—		—		859,899	1,070,000	—		1,929,899
Convertible senior notes	—	—		—		—	—	—		—
Other long-term debt	26,755	300,000	(30)	145,744	(30)	472,499	126,863	1,470,000	(36)	2,069,362
Contingent considerations	—	—		—		—	260,227	(260,227	)(37)	—
Convertible obligation to Series C Convertible Preferred stockholders	—	—		—		—	—	—		—
Contingent value rights obligation to preferred and common investors, at fair value	25,558	—		—		25,558	—	—		25,558
Below-market lease liability, net	4,200	—		—		4,200	113,878	—		118,078
Derivatives, at fair value	1,785	—		—		1,785	20,317	—		22,102
Accounts payable, accrued expenses and other liabilities	90,202	—		—		90,202	104,171	—		194,373
Deferred rent and other liabilities	10,305	—		—		10,305	148	—		10,453
Liabilities related to real estate held for sale, net	—	—		—		—	35,370	—		35,370
Distributions payable	20,020	—		—		20,020	28,720	—		48,740
Total liabilities	4,919,764	612,099		465,420		5,997,283	4,399,427	1,209,773		11,606,483
Preferred stock	628	—		—		628	—	—		628
Common stock	2,388	—		—		2,388	4,693	(354	)(38)	6,727
Additional paid-in capital	3,181,379	—		—		3,181,379	4,181,120	1,454,722	(39)	8,817,221
Accumulated other comprehensive income (loss)	4,885	—		—		4,885	18,020	(18,020	)(40)	4,885
Accumulated deficit	(737,561)	(6,699	)(25)	(8,793	)(25)	(753,053)	(572,310)	320,310	(41)	(1,005,053)
Total stockholders' equity	2,451,719	(6,699)		(8,793)		2,436,227	3,631,523	1,756,658		7,824,408
Non-controlling interests	220,816	—		—		220,816	16,545	—		237,361
Total equity	2,672,535	(6,699)		(8,793)		2,657,043	3,648,068	1,756,658		8,061,769
Total liabilities and equity	$7,592,299	$605,400		$456,627		$8,654,326	$8,047,495	$2,966,431		$19,668,252

American Realty Capital Properties, Inc.

Notes to Unaudited Pro Forma Consolidated Balance Sheet

(1)	Reflects the historical Consolidated Balance Sheet of American Realty Capital Properties, Inc. for the period indicated as presented in the Company’s Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 7, 2013.
(2)	Reflects the historical Balance Sheet of CapLease for the period indicated as presented in CapLease’s Form 10-Q filed with the SEC on November 11, 2013. Certain balances reported in CapLease’s previously issued financial statements have been reclassified to conform to ARCP’s presentation.
(3)	Reflects pro forma adjustments to record the assets and liabilities of CapLease at their fair values and to record cash consideration of $956.1 million to be paid to the CapLease’s shareholders, the mandatory conversion of the Company’s Series C Convertible Preferred Stock (“Series C Stock”), payment of obligations for contingent value rights to the Series C Stockholders (“Preferred CVR”) and estimated CapLease Merger related costs of $27.0 million incurred in the CapLease Merger transaction. These amounts were funded through borrowings, which are further described in note 17.
(4)	Reflects the historical Balance Sheet of ARCT IV for the period indicated as presented in ARCT IV’s Form 10-Q filed with the SEC on November 14, 2013.
(5)	Adjustments and pro forma balance based on the purchase of all of the outstanding shares of ARCT IV’s common stock for (i) $9.00 to be paid in cash plus (ii) 0.5190 shares of the Company’s common stock, par value $0.01 per share and (iii) 0.5937 share of Series F Preferred Stock (“Series F Preferred Stock”), par value $0.01 per share.

The Series F Preferred Stock is not redeemable by the Company before the fifth anniversary of the date on which such Series F Preferred Stock is issued (the “Initial Redemption Date”), except under circumstances intended to preserve the Company’s status as a real estate investment trust for federal and/or state income tax purposes and except as described below upon the occurrence of a change of control (as defined). On and after the Initial Redemption Date, the Company may, at its option, redeem shares of the Series F Preferred Stock, in whole or from time to time in part, at a redemption price of $25.00 per share plus, subject to exceptions, any accrued and unpaid dividends thereon to the date fixed for redemption. In addition, upon the occurrence of a change of control, the Company may, at its option, redeem shares of the Series F Preferred Stock, in whole or in part, within 120 days after the first date on which such change of control occurred, at a redemption price of $25.00 per share plus, subject to exceptions, any accrued and unpaid dividends thereon to the date fixed for redemption. Upon the occurrence of a change of control after which neither the Company nor the acquiring entity has a class of common securities listed on a national stock exchange, each holder of Series F Preferred Stock will have the right (unless, prior to the change of control conversion date (as defined), the Company has provided or provides notice of its election to redeem some or all of the shares of Series F Preferred Stock as provided in either of the two preceding sentences, in which case such holder will have the right only with respect to shares of Series F Preferred Stock that are not called for redemption) to convert some or all of the shares of Series F Preferred Stock into the Company’s common stock (or, in specified circumstances, certain alternative consideration). The shares of Series F Preferred Stock have no stated maturity, are not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless the Company redeems or otherwise repurchases them or they become convertible and are converted into common stock (or, if applicable, alternative consideration).

The impact of bifurcating the Series F Preferred Stock conversion feature as an imbedded derivative has not yet been determined. If determined, a bifurcated embedded derivative would be classified as a liability and recorded at fair value with a corresponding reduction to equity.

As the acquisition of ARCT IV will be accounted for on the carryover basis, no adjustments have been made to the fair value of its assets and liabilities.

(6)	Reflects the pro forma balance sheet of the Fortress Portfolio for the period indicated as presented in the Company’s Current Report on Form 8-K/A filed with the SEC on November 18, 2013.

(7)	Reflects the pro forma balance sheet of the Inland Portfolio, excluding the 5 properties acquired on September 24, 2013, for the period indicated as presented in the Company’s Current Report on Form 8-K/A filed with the SEC on November 18, 2013.
(8)	Reflects the historical Balance Sheet of Cole for the period indicated as presented in Cole’s Form 10-Q filed with the SEC on November 5, 2013. Certain balances reported in Cole’s previously issued financial statements have been reclassified to conform to ARCP’s presentation.
(9)	Reflects pro forma adjustments to record the assets and liabilities of Cole at their fair values and the purchase of all outstanding Cole common stock for (i) $13.82 to be paid in cash, up to a maximum of 20% of Cole common stock outstanding or (ii) 1.0929 shares of the Company’s common stock, par value $0.01 per share. Cash payments include estimated Cole Merger related costs of $252.0 million incurred in the Cole Merger transaction. These amounts were funded through a borrowing, which is further described in note 36 and through available cash.
(10)	The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings, fixtures, and tenant improvements are based on cost segregation studies performed by independent third-parties or the Company’s analysis of comparable properties in its portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as-if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be nine months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective lease, which generally ranges from two to 25 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.

Above-market and below-market in-place lease values, if any, are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancellable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Pro Forma Consolidated Balance Sheet are in progress. Certain items will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

(11)	Reflects the elimination of the respective company’s historical accumulated depreciation and amortization upon acquisition.
(12)	Reflects an adjustment to the fair value of investment in unconsolidated entities held by Cole based upon on Cole’s share of the fair value of the joint ventures’ underlying properties, net of debt. The Company used a number of sources to determine the fair value adjustment including independent appraisals that were obtained in connection with the acquisition of the respective properties, leasing and capital expenditure activity since acquisition and recent market data. The fair value of the equity investments in managed REITs is estimated using the disclosed net asset value per share or current offering price of each investment, as applicable.
(13)	Reflects an adjustment to the fair value for loans held for investment by the respective company based upon discounted cash flows and estimates of current interest rates for loans with similar terms.
(14)	Reflects the elimination of the respective company’s existing straight-line rent adjustments.
(15)	Reflects an adjustment to the fair value of debt assumed from the respective company based on discounted cash flows and estimates of current interest rates for similar debt instruments, and write-off of the related unamortized balance of deferred financing costs incurred by the respective company on the assumed debt.
(16)	Reflects preliminary adjustment to record goodwill and other intangible assets including intangibles for customer relationships. In the case of Cole, the amount includes the write off of $322.0 million of existing goodwill and the recording of $2.6 billion of new goodwill and intangible assets, which include intangibles related to the acquisition of Cole’s private capital management business that includes broker dealer activities, relationships and existing broker dealer contracts as well as asset management activities including contracts to manage other REITs day to day activities for fees, in accounting for the acquisition of Cole as a business combination. Amounts are preliminary and will be finalized once the purchase price allocation to the assets and liabilities acquired is finalized.
(17)	Reflects additional borrowings on the Company’s existing unsecured line of credit at an estimated annualized rate of 3.39% for CapLease and 3.00% for Fortress and an additional $21.0 million draw on the CapLease line of credit that will be assumed as part of the CapLease Merger. The Company has commitments on its unsecured credit facility (including revolving and term loans) for total borrowings of $1.7 billion with an accordion feature of up to $2.5 billion, subject to borrowing base availability among other conditions.
(18)	Reflects the anticipated redemption of CapLease’s Convertible Senior Notes subject to the CapLease Merger Agreement.
(19)	Reflects an adjustment to the fair value for CapLease’s debt balance.

(20)	Reflects the required conversion of the Series C Stock upon the consummation of the CapLease Merger. In accordance with the agreement dated September 15, 2013, the Series C Stock will be converted to 1.4 million shares of common stock representing $22.8 million of value, and the remaining balance will be paid in cash in accordance with the original Series C Stock agreement. Total consideration to be paid in cash will be $441.4 million. Certain holders of the Series C Stock have agreed to reinvest their cash proceeds into Series D Stock representing $249.6 million or 18.8 million shares. The remaining stock holders will convert their Series C Stock to common stock representing $186.0 million or 15.1 million shares with the remaining $5.8 million paid in cash. The impact of bifurcating the Series D Cumulative Convertible Preferred Stock conversion feature as an imbedded derivative has not yet been determined. If determined, a bifurcated embedded derivative would be classified as a liability and recorded at fair value with a corresponding reduction to equity.
(21)	Reflects the required repayment of the Preferred CVRs upon the closing of the CapLease Merger. In accordance with the agreement dated September 15, 2013, the Preferred CVRs will be settled for $0.90 per Preferred CVR or a total of $25.6 million. The holders of certain of the Preferred CVRs have agreed to reinvest their payment into a new Series D Cumulative Convertible Preferred stock (“Series D Stock”) representing $14.6 million or 1.1 million shares with the remaining $11.0 million paid in cash. The balance sheet does not reflect the impact of the settlement of conditional value rights for common stock holders (“Common CVRs”) which were settled subsequent to September 30, 2013. The holders of Common CVRs agreed to reinvest their payment into Series D Stock representing $23.8 million or 2.3 million shares.
(22)	Reflects the elimination of CapLease’s Preferred stock capital balance of $150.7 million partially offset by an increase of $0.2 million for the par value of preferred stock to be issued for the Series C Stock conversion and Preferred CVR repayment, and the elimination of CapLease’s common stock capital balance of $0.9 million partially offset by an increase of $0.2 million for the par value of common stock to be issued for the conversion of Series C Stock.
(23)	Reflects the elimination of CapLease’s capital balance of $395.4 million, offset by the issuance of $459.6 million of equity securities comprised of 19.9 million shares of Series D Stock and 16.5 million shares of common stock for conversion of the Series C Stock explained in note 20 above and the repayment of the Preferred CVR explained in note 21 above. Also includes a fair value adjustment of $9.4 million to settle the Series C Stock obligation.
(24)	Reflects adjustment for the elimination of CapLease’s accumulated other comprehensive income balance.
(25)	Reflects estimated costs of the respective merger or acquisition including professional fees for investment banking, legal services and accounting fees, printing fees. These fees are estimated based in part on contractual arrangements and in part on estimates derived from similar mergers that the Company’s external advisor has knowledge of including the February 28, 2013 merger of ARCT III with the Company. For the CapLease merger, amount includes $9.4 million of expenses related to the conversion of the Series C Stock. For the ARCT IV Merger, amount includes estimated costs of the issuance of operating partnership units described in note 32 below.
(26)	Reflects the elimination of CapLease’s non-controlling interests related to partnership units, which will be canceled and converted to the right to receive $8.50 per partnership unit.
(27)	Reflects the cash obtained from the mortgages notes payable discussed in note 33 below offset by the refunding of the credit facility discussed in note 29 below. In addition, the Company entered into an asset purchase agreement whereby they agreed to purchase assets from their external advisor in addition to the reimbursement of certain expenses related to the ARCT IV Merger and issuance of common stock for a total of $5.8 million. Also includes estimated merger costs of approximately $25.0 million.
(28)	Reflects the purchase of assets with a cost basis of $1.1 million from the external advisor.

(29)	Reflects the anticipated repayment on the Company’s unsecured line of credit. The Company has commitments on its unsecured facility (including revolving and term loans) of $1.7 billion with an accordion feature of up to $2.5 billion, subject to borrowing base availability among other conditions. The repayment will be funding by additional borrowings discussed in note 33 below.
(30)	Reflects the anticipated issuance of $300.0 million of term debt for the Fortress Portfolio and $145.7 million of term debt for the Inland Portfolio at an assumed interest rate of 3.00% used to partially fund the cash payment for the purchase of the two Portfolio’s assets and closing costs.
(31)	Reflects the elimination of ARCT IV’s common stock capital balance of $0.7 million partially offset by the issuance of 37.5 million shares of common stock and the issuance of 42.9 million shares of Series F Preferred stock. See note 5 for a description of the exchange of ARCT IV common stock for cash and equity shares of the Company.

Cash of $9.00 per share for each outstanding share of ARCT IV	$(650,955)
Par value of ARCP shares exchanged for ARCT IV shares	(804)
Elimination of ARCT IV common stock par value	711
$(651,048)
(32)	Reflects $3.8 million for 0.1 million operating partnership units of ARCT IV that will convert to 0.3 million operating partnership units of ARCP upon consummation of the ARCT IV Merger at an assumed value of $13.50 per share. In addition, the sponsor of ARCT IV is entitled to a fee based compensation on the achievement of certain total return to the ARCT IV shareholders, as applicable. This estimated calculation is based on the number of shares of ARCT IV outstanding and the conversion ratio as defined in the ARCT IV Merger agreement, as well as the Company’s stock price on the merger date. At an assumed stock price of $13.00, the fee would be $65.4 million. Should the stock price on the merger date be $0.50 higher or lower, the fee could be approximately $2.8 million higher or lower, and result in an increase, in the case of a higher stock price in the number of operating partnership units outstanding, or decrease, in the case of a lower stock price in the number of operating partnership units outstanding of approximately 0.1 million units. The actual amount to be paid will not be known until the ARCT IV Merger date. The fee will be paid in OP units in ARCP’s operating partnership which represent equity interests in the Company’s consolidated operating partnership.
(33)	Reflects the anticipated issuance of $755.0 million of mortgage notes at an assumed interest rate of 4.61% to fund the cash payment for the ARCT IV Merger and to paydown the Company’s credit facility discussed in note 29 above. The issuance of debt or, alternatively, equity securities is based on a number of factors including the availability of alternative debt instruments and the ability to issue preferred equity securities among other factors.
(34)	Reflects mortgage notes payable which the Company intends to assume from the seller upon the closing of the respective portfolios, at fair value. The Fortress Portfolio mortgage note bears an annualized interest rate of 5.55% and the Inland Portfolio mortgage notes bear annualized interest rates between 5.34% and 6.34%.
(35)	Reflects the use of $155.1 million of available cash to partially fund the Cole Merger.
(36)	Reflects the anticipated issuance of $1.47 billion in term debt used at an assumed interest rate of 4.10% to partially fund the cash payment for the Cole Merger. The issuance of debt or, alternatively, equity securities is based on a number of factors including the availability of alternative debt instruments and the ability to issue preferred equity securities among other factors. In addition, the debt issued in conjunction with the Cole Merger is dependent on the number of securities submitted for cash redemption. The pro forma financial statements assume the maximum number of shares are redeemed for cash.

(37)	Reflects the required payout of certain obligations related to the merger of Cole Holding Corporation into Cole. Total payout of $280 million will be paid to certain executive officers of Cole for certain obligations related to the merger of Cole Holdings Corporation into Cole as well as amounts due to executives related to the Cole Merger. Amounts will be paid in shares of Cole common stock which will immediately be exchanged for Company common stock and cash consideration in accordance with the ratio specified in the merger agreement.
(38)	Reflects the elimination of Cole’s common stock capital balance of $4.9 million partially offset by an increase of $4.3 million for the par value of the Company’s common stock to be issued.
(39)	Reflects the elimination of Cole’s additional paid-in capital balance of $4.4 billion, offset by additional paid-in capital of $5.6 billion resulting from the issuance of 457 million shares of the Company’s common stock.
(40)	Reflects adjustment for the elimination of Cole’s accumulated other comprehensive loss balance.
(41)	Reflects the elimination of Cole’s accumulated deficit of $572.3 million offset by $252 million of estimated costs for the Cole Merger including professional fees for investment banking, legal services and accounting fees, printing fees, of which $23 million is expected to be paid to affiliates. The merger fees are estimated based in part on contractual arrangements and in part on estimates derived from similar mergers that the Company’s external advisor has knowledge of including the February 28, 2013 merger of ARCT III with the Company.

Unaudited Pro Forma Consolidated Statement of Operations

Nine Months Ended September 30, 2013
(In thousands, except share based data)

	ARCP Historical(1)	Subsequent Activity Adjustments(2)	GE Capital Portfolio(3)	GE Capital Portfolio Acquisition Adjustments(4)		ARCP as Adjusted	CapLease Historical(5)	CapLease Merger Related Adjustments(6)		ARCP as Adjusted with CapLease Pro Forma
Revenues:
Rental income	$138,060	$4,169	$27,320	$558	(18)	$170,107	$109,956	$4,708	(18)	$284,771
Direct financing lease income	977	—	1,580	—		2,557	—	—		2,557
Operating expense reimbursements	6,878	—	310	—		7,188	19,346	—		26,534
Private capital management revenue	—	—	—	—		—	—	—		—
Other revenues	—	—	68	—		68	5,450	—		5,518
Total revenues	145,915	4,169	29,278	558		179,920	134,752	4,708		319,380
Operating expenses:
Acquisition related	21,961	—	—	—		21,961	—	—		21,961
Merger and other transaction related	146,240	—	—	—		146,240	3,488	(3,488	)(25)	146,240
Reallowed fees and commissions	—	—	—	—		—	—	—		—
Property operating	8,972	—	630	—		9,602	28,402	—		38,004
General and administrative	4,018	—	—	—		4,018	8,963	—		12,981
Equity-based compensation	11,510	—	—	—		11,510	2,764	(2,764	)(22)	11,510
Depreciation and amortization	92,211	25,919	—	15,858	(19)	133,988	37,609	21,930	(19)	193,527
Operating fees to affiliates	—	—	—	1,412	(20)	1,412	—	6,009	(20)	7,421
Total operating expenses	284,912	25,919	630	17,270		328,731	81,226	21,687		431,644
Operating income (loss)	(138,997)	(21,750)	28,648	(16,712)		(148,811)	53,526	(16,979)		(112,264)
Other income (expenses):
Interest expense	(41,589)	(3,456)	—	—		(45,045)	(49,303)	(16,878	)(23)	(111,226)
Loss on contingent value rights	(69,676)	—	—	—		(69,676)	—	—		(69,676)
Income from investment securities	218	—	—	—		218	—	—		218
Gain (loss) on sale of investment securities	451	—	—	—		451	—	—		451
Loss on derivative instruments	(144)	—	—	—		(144)	—	—		(144)
Other income (expense)	171	—	—	—		171	—	—		171
Total other expenses	(110,569)	(3,456)	—	—		(114,025)	(49,303)	(16,878)		(180,206)
Income (loss) from continuing operations	(249,566)	(25,206)	28,648	(16,712)		(262,836)	4,223	(33,857)		(292,470)
Net (income) loss from continuing operations attributable to non-controlling interests	726	1,173	—	(555	)(21)	1,344	11	1,271	(21)	2,626
Net income (loss) from continuing operations attributable to stockholders	(248,840)	(24,033)	28,648	(17,267)		(261,492)	4,234	(32,586)		(289,844)
Discontinued operations:
Income from operations of held for sale properties	159	—	—	—		159	—	—		159
Gain on held for sale properties	14	—	—	—		14	—	—		14
Net income from discontinued operations	173	—	—	—		173	—	—		173
Net income from discontinued operations attributable to non-controlling interests	(9)	—	—	—		(9)	—	—		(9)
Net income from discontinued operations attributable to stockholders	164	—	—	—		164	—	—		164
Net income (loss)	(249,393)	(25,206)	28,648	(16,712)		(262,663)	4,223	(33,857)		(292,297)
Dividends allocable to preferred shares	—	—	—	—		—	(10,032)	(1,777	)(24)	(11,809)
Net (income) loss attributable to non-controlling interests	717	1,173	—	(555	)(21)	1,335	11	1,271	(21)	2,617
Net income (loss) attributable to stockholders	$(248,676)	$(24,033)	$28,648	$(17,267)		$(261,328)	$(5,798)	$(34,363)		$(301,489)
Earnings per share:
Basic	$(1.49)					$(1.42)				$(1.50)
Fully diluted	$(1.49)					$(1.42)				$(1.50)
Weighted average common shares:
Basic and diluted(27)	166,970			16,914	(28)	183,884		16,538		200,422

Unaudited Pro Forma Consolidated Statement of Operations

Nine Months Ended September 30, 2013
(In thousands, except share based data)

	ARCT IV Historical(7)	ARCT IV Subsequent Activity Adjustments(8)	ARCT IV GE Capital Portfolio(9)	ARCT IV GE Capital Portfolio Acquisition Adjustments(10)		ARCT IV Merger Related Adjustments(11)		ARCP as Adjusted with CapLease and ARCT IV Pro Forma	Fortress Portfolio(12)
Revenues:
Rental income	$45,102	$19,908	$49,391	$1,993	(18)	$—		$401,165	$29,745
Direct financing lease income	224	—	672	—		—		3,453	—
Operating expense reimbursements	1,727	—	992	—		—		29,253	874
Private capital management revenue	—	—	—	—		—		—	—
Other revenues	—	—	102	—		—		5,620	122
Total revenues	47,053	19,908	51,157	1,993		—		439,491	30,741
Operating expenses:
Acquisition related	52,603	—	—	(37,217	)(25)	—		37,347	—
Merger and other transaction related	3,835	—	—	—		(12,306	)(25)	137,769	—
Reallowed fees and commissions	—	—	—	—		—		—	—
Property operating	2,107	—	458	—		—		40,569	1,027
General and administrative	2,214	—	—	—		—		15,195	—
Equity-based compensation	—	—	—	—		—		11,510	—
Depreciation and amortization	30,620	26,320	—	32,805	(19)	—		283,272	—
Operating fees to affiliates	—	—	—	—		6,435	(20)	13,856	—
Total operating expenses	91,379	26,320	458	(4,412)		(5,871)		539,518	1,027
Operating income (loss)	(44,326)	(6,412)	50,699	6,405		5,871		(100,027)	29,714
Other income (expenses):
Interest expense	(3,240)	—	—	(11,319	)(23)	(23,572	)(23)	(149,357)	—
Loss on contingent value rights	—	—	—	—		—		(69,676)	—
Income from investment securities	1,798	—	—	—		—		2,016	—
Gain (loss) on sale of investment securities	(2,246)	—	—	—		—		(1,795)	—
Loss on derivative instruments	—	—	—	—		—		(144)	—
Other income (expense)	463	—	—	—		—		634	—
Total other expenses	(3,225)	—	—	(11,319)		(23,572)		(218,322)	—
Income (loss) from continuing operations	(47,551)	(6,412)	50,699	(4,914)		(17,701)		(318,349)	29,714
Net (income) loss from continuing operations attributable to non-controlling interests	415	—	—	—		1,584	(21)	4,625	—
Net income (loss) from continuing operations attributable to stockholders	(47,136)	(6,412)	50,699	(4,914)		(16,117)		(313,724)	29,714
Discontinued operations:
Income from operations of held for sale properties	—	—	—	—		—		159	—
Gain on held for sale properties	—	—	—	—		—		14	—
Net income from discontinued operations	—	—	—	—		—		173	—
Net income from discontinued operations attributable to non-controlling interests	—	—	—	—		—		(9)	—
Net income from discontinued operations attributable to stockholders	—	—	—	—		—		164	—
Net income (loss)	(47,551)	(6,412)	50,699	(4,914)		(17,701)		(318,176)	29,714
Dividends allocable to preferred shares	—	—	—	—		(53,945	)(26)	(65,754)	—
Net (income) loss attributable to non-controlling interests	415	—	—	—		1,584	(21)	4,616	—
Net income (loss) attributable to stockholders	$(47,136)	$(6,412)	$50,699	$(4,914)		$(70,062)		$(379,314)	$29,714
Earnings per share:
Basic								$(1.59)
Fully diluted								$(1.59)
Weighted average common shares:
Basic and diluted(27)						37,538		237,960

Unaudited Pro Forma Consolidated Statement of Operations

Nine Months Ended September 30, 2013
(In thousands, except share based data)

	Pro Forma Adjustments Fortress Portfolio(13)		Inland Portfolio(14)	Pro Forma Adjustments Inland Portfolio(15)		ARCP as Adjusted with CapLease, ARCT IV, Fortress and Inland Pro Forma	Cole Historical(16)	Cole Merger Related Adjustments(17)		ARCP Pro Forma
Revenues:
Rental income	$691	(18)	$34,022	$1,633	(18)	$467,256	$424,223	$52,903	(18)	$944,382
Direct financing lease income	—		—	—		3,453	—	—		3,453
Operating expense reimbursements	—		2,113	—		32,240	43,000	—		75,240
Private capital management revenue	—		—	—		—	282,474	—		282,474
Other revenues	—		65	—		5,807	22,702	—		28,509
Total revenues	691		36,200	1,633		508,756	772,399	52,903		1,334,058
Operating expenses:
Acquisition related	—		—	—		37,347	2,300	—		39,647
Merger and other transaction related	—		—	—		137,769	73,967	—		211,736
Reallowed fees and commissions	—		—	—		—	169,360	—		169,360
Property operating	—		3,700	—		45,296	51,253	—		96,549
General and administrative	—		—	—		15,195	98,888	—		114,083
Equity-based compensation	—		—	—		11,510	1,831	(1,831	)(22)	11,510
Depreciation and amortization	20,367	(19)	—	14,913	(19)	318,552	156,698	25,782	(19)	501,032
Operating fees to affiliates	1,211	(20)	973	397	(20)	16,437	13,916	9,220	(20)	39,573
Total operating expenses	21,578		4,673	15,310		582,106	568,213	33,171		1,183,490
Operating income (loss)	(20,887)		31,527	(13,677)		(73,350)	204,186	19,732		150,568
Other income (expenses):
Interest expense	(16,224	)(23)	—	(17,974	)(23)	(183,555)	(127,464)	(37,120	)(23)	(348,139)
Loss on contingent value rights	—		—	—		(69,676)	—	—		(69,676)
Income from investment securities	—		—	—		2,016	—	—		2,016
Gain (loss) on sale of investment securities	—		—	—		(1,795)	—	—		(1,795)
Loss on derivative instruments	—		—	—		(144)	—	—		(144)
Other income (expense)	—		—	—		634	(7,476)	—		(6,842)
Total other expenses	(16,224)		—	(17,974)		(252,520)	(134,940)	(37,120)		(424,580)
Income (loss) from continuing operations	(37,111)		31,527	(31,651)		(325,870)	69,246	(17,388)		(274,012)
Net (income) loss from continuing operations attributable to non-controlling interests	346	(21)	—	6	(21)	4,977	(589)	1,175	(21)	5,563
Net income (loss) from continuing operations attributable to stockholders	(36,765)		31,527	(31,645)		(320,893)	68,657	(16,213)		(268,449)
Discontinued operations:
Income from operations of held for sale properties	—		—	—		159	2,581	—		2,740
Gain on held for sale properties	—		—	—		14	22,085	—		22,099
Net income from discontinued operations	—		—	—		173	24,666	—		24,839
Net income from discontinued operations attributable to non-controlling interests	—		—	—		(9)	—	—		(9)
Net income from discontinued operations attributable to stockholders	—		—	—		164	24,666	—		24,830
Net income (loss)	(37,111)		31,527	(31,651)		(325,697)	93,912	(17,388)		(249,173)
Dividends allocable to preferred shares	—		—	—		(65,754)	—	—		(65,754)
Net (income) loss attributable to non-controlling interests	346	(21)	—	6	(21)	4,968	(589)	1,175	(21)	5,554
Net income (loss) attributable to stockholders	$(36,765)		$31,527	$(31,645)		$(386,483)	$93,323	$(16,213)		$(309,373)
Earnings per share:
Basic						$(1.62)				$(0.46)
Fully diluted						$(1.62)				$(0.46)
Weighted average common shares:
Basic and diluted(27)						237,960		433,860		671,820

Unaudited Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2012
(In thousands, except share based data)

	ARCP Historical(1)	Subsequent Activity Adjustments(2)	GE Capital Portfolio(3)	GE Capital Portfolio Acquisition Adjustments(4)		ARCP as Adjusted	CapLease Historical(5)	CapLease Merger Related Adjustments(6)		ARCP as Adjusted with CapLease Pro Forma
Revenues:
Rental income	$64,791	$112,028	$49,246	$891	(18)	$226,956	$137,126	$7,582	(18)	$371,664
Direct financing lease income	—	—	2,947	—		2,947	—	—		2,947
Operating expense reimbursements	2,002	—	302	—		2,304	16,287	—		18,591
Other revenues	—	—	350	—		350	8,629	—		8,979
Total revenues	66,793	112,028	52,845	891		232,557	162,042	7,582		402,181
Operating expenses:
Acquisition related	42,761	—	—	—		42,761	—	—		42,761
Merger and other transaction related	2,603	—	—	—		2,603	—	—		2,603
Property operating	3,484	—	1,135	—		4,619	27,798	—		32,417
General and administrative	3,912	—	—	—		3,912	12,643	—		16,555
Equity-based compensation	1,180	—	—	—		1,180	3,200	(3,200	)(22)	1,180
Depreciation and amortization	40,700	106,230	—	31,720	(19)	178,650	48,189	31,196	(19)	258,035
Operating fees to affiliates	212	—	—	2,826	(20)	3,038	—	8,012	(20)	11,050
Total operating expenses	94,852	106,230	1,135	34,546		236,763	91,830	36,008		364,601
Operating income (loss)	(28,059)	5,798	51,710	(33,655)		(4,206)	70,212	(28,426)		37,580
Other income (expenses):
Interest expense	(11,856)	(43,847)	—	—		(55,703)	(67,137)	(22,504	)(23)	(145,344)
Income from investment securities	534	—	—	—		534	—	—		534
Gain on sale of investment securities	—	—	—	—		—	1,009	—		1,009
Gain on extinguishment of debt	—	—	—	—		—	10,790	—		10,790
Loss on derivative instruments	—	—	—	—		—	—	—		—
Other income (expense)	426	—	—	—		426	—	—		426
Total other expenses	(10,896)	(43,847)	—	—		(54,743)	(55,338)	(22,504)		(132,585)
Income (loss) from continuing operations	(38,955)	(38,049)	51,710	(33,655)		(58,949)	14,874	(50,930)		(95,005)
Net income (loss) from continuing operations attributable to non-controlling interests	255	318	—	(151	)(21)	422	27	253	(21)	702
Net income (loss) from continuing operations attributable to stockholders	(38,700)	(37,731)	51,710	(33,806)		(58,527)	14,901	(50,677)		(94,303)
Discontinued operations:
Income from operations of held for sale properties	(145)	—	—	—		(145)	(16,601)	—		(16,746)
Gain on held for sale properties	(600)	—	—	—		(600)	—	—		(600)
Net income from discontinued operations	(745)	—	—	—		(745)	(16,601)	—		(17,346)
Net income from discontinued operations attributable to non-controlling interests	46	—	—	—		46	—	801		847
Net income from discontinued operations attributable to stockholders	(699)	—	—	—		(699)	(16,601)	801		(16,499)
Net income (loss)	(39,700)	(38,049)	51,710	(33,655)		(59,694)	(1,727)	(50,930)		(112,351)
Dividends allocable to preferred shares	—	—	—	—		—	(10,003)	(5,743	)(24)	(15,746)
Net income (loss) attributable to non-controlling interests	301	318	—	(151	)(21)	468	27	1,054	(21)	1,549
Net income (loss) attributable to stockholders	$(39,399)	$(37,731)	$51,710	$(33,806)		$(59,226)	$(11,703)	$(55,619)		$(126,548)
Earnings per share:
Basic	$(0.38)					$(0.45)				$(0.85)
Fully diluted	$(0.38)					$(0.45)				$(0.85)
Weighted average common shares:
Basic and diluted(27)	102,514			29,412	(28)	131,926		16,538		148,464

Unaudited Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2012
(In thousands, except share based data)

	ARCT IV Historical(7)	ARCT IV Subsequent Activity Adjustments(8)	ARCT IV GE Capital Portfolio(9)	ARCT IV GE Capital Portfolio Acquisition Adjustments(10)		ARCT IV Merger Related Adjustments(11)		ARCP as Adjusted with CapLease and ARCT IV Pro Forma	Fortress Portfolio(12)
Revenues:
Rental income	$378	$59,820	$92,337	$1,195	(18)	$—		$525,394	$29,965
Direct financing lease income	—	—	579	—		—		3,526	—
Operating expense reimbursements	36	—	128	—		—		18,755	857
Other revenues	—	—	218	—		—		9,197	149
Total revenues	414	59,820	93,262	1,195		—		556,872	30,971
Operating expenses:
Acquisition related	2,309	—	—	—		—		45,070	—
Merger and other transaction related	—	—	—	—		—		2,603	—
Property operating	38	—	649	—		—		33,104	858
General and administrative	320	—	—	—		—		16,875	—
Equity-based compensation	—	—	—	—		—		1,180	—
Depreciation and amortization	303	75,617	—	61,755	(19)	—		395,710	—
Operating fees to affiliates	—	—	—	—		8,580	(20)	19,630	—
Total operating expenses	2,970	75,617	649	61,755		8,580		514,172	858
Operating income (loss)	(2,556)	(15,797)	92,613	(60,560)		(8,580)		42,700	30,113
Other income (expenses):
Interest expense	—	(72)	—	(15,091	)(23)	(31,429	)(23)	(191,936)	—
Income from investment securities	—	—	—	—		—		534	—
Gain on sale of investment securities	—	—	—	—		—		1,009	—
Gain on extinguishment of debt	—	—	—	—		—		10,790	—
Loss on derivative instruments	—	—	—	—		—		—	—
Other income (expense)	19	—	—	—		—		445	—
Total other expenses	19	(72)	—	(15,091)		(31,429)		(179,158)	—
Income (loss) from continuing operations	(2,537)	(15,869)	92,613	(75,651)		(40,009)		(136,458)	30,113
Net income (loss) from continuing operations attributable to non-controlling interests	—	—	—	—		1,273	(21)	1,975	—
Net income (loss) from continuing operations attributable to stockholders	(2,537)	(15,869)	92,613	(75,651)		(38,736)		(134,483)	30,113
Discontinued operations:
Income from operations of held for sale properties	—	—	—	—		—		(16,746)	—
Gain on held for sale properties	—	—	—	—		—		(600)	—
Net income from discontinued operations	—	—	—	—		—		(17,346)	—
Net income from discontinued operations attributable to non-controlling interests	—	—	—	—		—		847	—
Net income from discontinued operations attributable to stockholders	—	—	—	—		—		(16,499)	—
Net income (loss)	(2,537)	(15,869)	92,613	(75,651)		(40,009)		(153,804)	30,113
Dividends allocable to preferred shares	—	—	—	—		(71,927	)(26)	(87,673)	—
Net income (loss) attributable to non-controlling interests	—	—	—	—		1,273	(21)	2,822	—
Net income (loss) attributable to stockholders	$(2,537)	$(15,869)	$92,613	$(75,651)		$(110,663)		$(238,655)	$30,113
Earnings per share:
Basic								$(1.28)
Fully diluted								$(1.28)
Weighted average common shares:
Basic and diluted(27)						37,538		186,002

Unaudited Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2012
(In thousands, except share based data)

	Pro Forma Adjustments Fortress Portfolio(13)		Inland Portfolio(14)	Pro Forma Adjustments Inland Portfolio(15)		ARCP as Adjusted with CapLease, ARCT IV, Fortress and Inland Pro Forma	Cole Historical(16)	Cole Merger Related Adjustments(17)		ARCP Pro Forma
Revenues:
Rental income	$10,554	(18)	$46,192	$2,792	(18)	$614,897	$471,333	$164,834	(18)	$1,251,064
Direct financing lease income	—		—	—		3,526	—	—		3,526
Operating expense reimbursements	—		2,933	—		22,545	44,541	—		67,086
Other revenues	—		144	—		9,490	27,068	—		36,558
Total revenues	10,554		49,269	2,792		650,458	542,942	164,834		1,358,234
Operating expenses:
Acquisition related	—		—	—		45,070	60,392	—		105,462
Merger and other transaction related	—		—	—		2,603	3,500	—		6,103
Property operating	—		5,000	—		38,962	50,878	—		89,840
General and administrative	—		—	—		16,875	14,915	—		31,790
Equity-based compensation	—		—	—		1,180	—	—		1,180
Depreciation and amortization	27,156	(19)	—	19,884	(19)	442,750	159,609	83,698	(19)	686,057
Operating fees to affiliates	2,422	(20)	1,313	514	(20)	23,879	44,764	(13,915	)(20)	54,728
Total operating expenses	29,578		6,313	20,398		571,319	334,058	69,783		975,160
Operating income (loss)	(19,024)		42,956	(17,606)		79,139	208,884	95,051		383,074
Other income (expenses):
Interest expense	(21,632	)(23)	—	(27,769	)(23)	(241,337)	(140,113)	(49,493	)(23)	(430,943)
Income from investment securities	—		—	—		534	—	—		534
Gain on sale of investment securities	—		—	—		1,009	12,455	—		13,464
Gain on extinguishment of debt	—		—	—		10,790	—	—		10,790
Loss on derivative instruments	—		—	—		—	—	—		—
Other income (expense)	—		—	—		445	6,629	—		7,074
Total other expenses	(21,632)		—	(27,769)		(228,559)	(121,029)	(49,493)		(399,081)
Income (loss) from continuing operations	(40,656)		42,956	(45,375)		(149,420)	87,855	45,558		(16,007)
Net income (loss) from continuing operations attributable to non-controlling interests	493	(21)		113	(21)	2,581	(100)	1,576	(21)	4,057
Net income (loss) from continuing operations attributable to stockholders	(40,163)		42,956	(45,262)		(146,839)	87,755	47,134		(11,950)
Discontinued operations:
Income from operations of held for sale properties	—		—	—		(16,746)	7,126	—		(9,620)
Gain on held for sale properties	—		—	—		(600)	108,457	—		107,857
Net income from discontinued operations	—		—	—		(17,346)	115,583	—		98,237
Net income from discontinued operations attributable to non-controlling interests	—		—	—		847	—	—		847
Net income from discontinued operations attributable to stockholders	—		—	—		(16,499)	115,583	—		99,084
Net income (loss)	(40,656)		42,956	(45,375)		(166,766)	203,438	45,558		82,230
Dividends allocable to preferred shares	—		—	—		(87,673)	—	—		(87,673)
Net income (loss) attributable to non-controlling interests	493	(21)	—	113	(21)	3,428	(100)	1,576	(21)	4,904
Net income (loss) attributable to stockholders	$(40,163)		$42,956	$(45,262)		$(251,011)	$203,338	$47,134		$(539)
Earnings per share:
Basic						$(1.35)				$—
Fully diluted						$(1.35)				$—
Weighted average common shares:
Basic and diluted(27)						186,002		433,860		619,862

American Realty Capital Properties, Inc.

Notes to Unaudited Pro Forma Consolidated Statements of Operations

(1)	Reflects the historical Statement of Operations of the Company for the period indicated. The balances for the nine months ended September 30, 2013 were presented in the Company’s Form 10-Q filed with the SEC on November 7, 2013. The balances for the year ended December 31, 2012 reflect the effect of the February 2013 merger of the Company and American Realty Capital Trust III, Inc. (“ARCT III”) as presented in the Current Report on Form 8-K/A filed with the SEC on May 8, 2013.
(2)	Adjustments reflect the annualization of certain ARCP lease rental income, lease asset depreciation and amortization and interest expense on additional financing used for acquisitions for ARCP property acquisitions made in 2012 and up to September 30, 2013 as if they were made at the beginning of the fiscal year presented and carried through the period presented. Interest expense on the borrowings used for the funding of these acquisitions is at a fixed annual rate.
(3)	Reflects the historical balances of the GE Capital Portfolio for results of the properties through the date of acquisition. Balances for the year ended December 31, 2012 were presented in the Company’s Current Report on Form 8-K/A filed with the SEC on June 7, 2013.
(4)	Adjustments reflect the annualization of the GE Capital Portfolio’s lease rental income and lease asset depreciation and amortization expense as if the acquisition was completed at the beginning of the fiscal year presented and carried through the period presented.
(5)	Reflects the historical Statement of Operations of CapLease for the periods indicated. The balances for the nine months ended September 30, 2013 were presented in CapLease’s Form 10-Q filed with the SEC on November 12, 2013. The balances for the year ended December 31, 2012 were presented in CapLease’s Annual Report on Form 10-K filed with the SEC on February 21, 2013. Certain balances reported in CapLease’s previously issued financial statements have been reclassified to conform to ARCP’s presentation.
(6)	Adjustments and pro forma balances reflect adjustments related to the acquisition of CapLease by the Company. Excludes estimated closing costs of $27.0 million expected to be incurred for the CapLease Merger.
(7)	Reflects the historical Consolidated Statement of Operations of ARCT IV for the period indicated. The balances for the nine months ended September 30, 2013 were presented in ARCT IV’s Form 10-Q filed with the SEC on November 14, 2013. The balances for the year ended December 31, 2012 were presented in ARCT IV’s Annual Report on Form 10-K filed with the SEC on March 8, 2013.
(8)	Adjustments reflect the annualization of certain ARCT IV lease rental income, lease asset depreciation and amortization expense and interest expense on additional financing used for ARCT IV’s property acquisitions made in 2012 and up to September 30, 2013 as if they were made at the beginning the fiscal year presented and carried through the period presented.
(9)	Reflects the historical balances of the ARCT IV GE Capital Portfolio for results of the properties through the date of acquisition. Balances for the year ended December 31, 2012 were presented in ARCT IV’s Current Report on Form 8-K/A filed with the SEC on July 16, 2013. Excludes $23.4 million of closing costs incurred in connection with the purchase of these properties.
(10)	Adjustments reflect the annualization of the ARCT IV GE Capital Portfolio’s lease rental income and lease asset depreciation and amortization expense as if the acquisition was completed at the beginning of the fiscal year presented and carried through the period presented.

(11)	Adjustments and pro forma balances reflect adjustments related to the acquisition of ARCT IV by the Company. As the acquisition of ARCT IV by the Company will be accounted for on the carryover basis of accounting, no adjustments have been made to the fair value of the assets or liabilities, therefore there are no adjustments such as recalculation of the straight-lining of rent or depreciation and amortization expense. Excludes estimated closing costs of approximately $25.0 million and estimated fees to be paid to the ARCT IV sponsor and ARCT IV advisor of $75.4 million, expected to be incurred in connection with the ARCT IV Merger.
(12)	Reflects the historical balances of the Fortress Portfolio. Balances for the year ended December 31, 2012 were presented in the Company’s Current Report on Form 8-K filed with the SEC on October 7, 2013. Excludes $6.7 million of estimated closing costs to be incurred upon the closing of the portfolio purchase.
(13)	Adjustments reflect the annualization of certain Fortress Portfolio lease rental income, lease asset depreciation and amortization and interest expense on financing arrangements as if the properties had been acquired as of the beginning of the fiscal year presented and carried through the period presented.
(14)	Reflects the historical balances of the Inland Portfolio. Balances for the year ended December 31, 2012 were presented in the Company’s Current Report on Form 8-K/A filed with the SEC on September 25, 2013. Excludes $8.8 million of estimated closing costs to be incurred upon the closing of the portfolio purchase.
(15)	Adjustments reflect the annualization of certain Inland Portfolio lease rental income, lease asset depreciation and amortization and interest expense on financing arrangements as if the properties had been acquired as of the beginning of the fiscal year presented and carried through the period presented.
(16)	Reflects the historical Statement of Operations of Cole for the periods indicated. The balances for the nine months ended September 30, 2013 were presented in Cole’s Form 10-Q filed with the SEC on November 5, 2013. The balances for the year ended December 31, 2012 were presented in Cole’s Annual Report on Form 10-K filed with the SEC on March 29, 2013. Certain balances reported in Cole’s previously issued financial statements have been reclassified to conform to ARCP’s presentation.
(17)	Adjustments and pro forma balances reflect adjustments related to the acquisition of Cole by the Company. Excludes estimated closing costs of $252.0 million expected to be incurred for the Cole Merger.
(18)	Reflects an adjustment to rental income for each portfolio of properties as if the properties had been acquired at the beginning of each period.
(19)	Adjustment reflects the depreciation and amortization expense that would have been recorded if each portfolio of properties had been acquired as of the beginning of each period based on the estimated fair values assigned to each asset class.
(20)	Adjustment reflects recognition of full contractual asset management fees due to the Company’s affiliated external manager, as if the Company had owned the properties and the external manager had charged these fees for the entirety of each period. Fees are 0.50% annually for average unadjusted book value of real estate assets up to $3.0 billion and 0.40% annually for assets in excess of $3.0 billion.
(21)	Adjustment represents the allocation to ARCP's non-controlling interests for the net effect of each respective merger, acquisition of the GE Capital Portfolio as well as adjustments related thereto based on the percentage of non-controlling interests ownership after each transaction.
(22)	Adjustment represents the elimination of the expenses of the respective company’s equity compensation plan for outstanding restricted shares. As part of the respective company’s merger agreement, all unamortized restricted shares will become fully vested and therefore this expense will no longer be recognized.
(23)	Adjustment reflects interest expense related to borrowings expected to be incurred on the Company’s existing senior corporate credit facility and anticipated term loan borrowings at an assumed annual interest rate as described above and interest expense for any assumed mortgage notes on other long term debt assumed for each transaction. In the case of CapLease, increases in interest expense are offset by the reduction in interest for the write-off of deferred financing costs of $1.8 million and $2.4 million for the nine months ended September 30, 2013 and year ended December 31, 2012, respectively, and amortization of increases in the fair value of the debt of $8.2 million and $6.2 million for the nine months ended September 30, 2013 and year ended December 31, 2012, respectively. In the case of Cole, increases in interest expense are offset by the reduction in interest for the write-off of deferred financing costs of $8.1 million and $10.8 million for the nine months ended September 30, 2013 and year ended December 31, 2012, respectively. The interest rate on the Company’s existing senior corporate credit facility is partially dependent on corporate leverage ratios and is also based on floating interest rates that can be fixed with the use of hedging instruments once the borrowing is consummated. In addition, the interest rates for anticipated term loan borrowings will not be known until the borrowing agreement is finalized. For every one-eighth of a percent change in interest rates, interest expense could increase or decrease by $12.4 million annually.
(24)	Adjustment reflects the reduction of dividend expense upon the redemption of CapLease’s preferred stock as required by the CapLease Merger agreement offset by the dividend expense allocable to the preferred stock issued under the CapLease Merger transaction.
(25)	Adjustment reflects the elimination of costs recorded for the CapLease Merger, ARCT IV GE Capital Portfolio acquisition and ARCT IV Merger, as these costs are not ongoing costs of the Company and are specifically related to the transactions presented in these pro forma financial statements.
(26)	Adjustment reflects the dividend expense allocable to the preferred stock issued under the ARCT IV Merger transaction.
(27)	Weighted average shares include the pro forma effect of certain transactions which occurred in conjunction with the Company’s merger with ARCT III in February 2013, including the repurchase of 27.7 million shares of common stock, based on the conversion ratio of 0.95 share of ARCP common stock to one share of ARCT III common stock in conjunction with the merger of ARCP and ARCT III in February 2013. Excludes the effect of restricted shares and partnership equity units convertible to common stock as the effect would be anti-dilutive.
(28)	Reflects the impact of the 29.4 million shares of common stock that was issued in the second quarter of 2013 as if they had been issued at the beginning of the period.

American Realty Capital Properties, Inc.

Funds From Operations, and Adjusted Funds From Operations
(In thousands except per share data)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of U.S. GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in U.S. GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and adjusted funds from operations (“AFFO”), as described below, should not be construed to be more relevant or accurate than the current U.S. GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under U.S. GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and AFFO measures and the adjustments to U.S. GAAP in calculating FFO and AFFO.

We consider FFO and AFFO useful indicators of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in our peer group. Accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance.

While certain companies may experience significant acquisition activity, other companies may not have significant acquisition activity and management believes that excluding costs such as merger and transaction costs and acquisition related costs from property operating results provides useful information to investors and provides information that improves the comparability of operating results with other companies who do not have significant merger or acquisition activities. AFFO is not equivalent to our net income or loss as determined under GAAP, and AFFO may not be a useful measure of the impact of long-term operating performance if we continue to have such activities in the future.

We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains or losses on contingent valuation rights, gains and losses on investments and early extinguishment of debt. In addition, by excluding non-cash income and expense items such as amortization of above and below market leases, amortization of deferred financing costs, straight-line rent and non-cash equity compensation from AFFO we believe we provide useful information regarding income and expense items which have no cash impact and do not provide liquidity to the company or require capital resources of the company. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies that are not as involved activities which are excluded from our calculation. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.

In addition, we exclude certain interest expenses related to securities that are convertible to common stock as the shares are assumed to have converted to common stock in our calculation of weighted average common shares-fully diluted.

In calculating AFFO, we exclude expenses, which under GAAP are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued merger and acquisition fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property and certain other expenses. Therefore, AFFO may not be an accurate indicator of our operating performance, especially during periods in which mergers are being consummated or properties are being acquired or certain other expense are being incurred. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments as items which are unrealized and may not ultimately be realized. We view both gains and losses from fair value adjustments as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.

As a result, we believe that the use of FFO and AFFO, together with the required U.S. GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

FFO and AFFO are non-GAAP financial measures and do not represent net income as defined by U.S. GAAP. FFO and AFFO do not represent cash flows from operations as defined by U.S. GAAP, are not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as alternatives to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

American Realty Capital Properties, Inc.

Unaudited Supplementary Information
(In thousands except per share data)

	Nine Months Ended September 30, 2013
	ARCP Historical	ARCP Including Subsequent Activity Adjustments and GE Capital Portfolio	ARCP Pro Forma Including Subsequent Adjustments, GE Capital Portfolio and CapLease	ARCP Pro Forma Including Subsequent Adjustments, GE Capital Portfolio, CapLease and ARCT IV with adjustments	ARCP Pro Forma Including Subsequent Adjustments, GE Capital Portfolio, CapLease, ARCT IV with adjustments, Fortress and Inland	ARCP Pro Forma Including all Completed and Probable Mergers and Acquisitions
Unaudited Pro Forma Funds From Operations and Adjusted Funds From Operations
Adjusted net loss attributable to stockholders	$(248,676)	$(261,328)	$(301,489)	$(379,314)	$(386,483)	$(309,373)
Loss (gain) on held for sale properties	(14)	(14)	(14)	(14)	(14)	(22,099)
Depreciation and amortization	92,211	133,988	193,527	283,272	318,552	501,032
Total Funds from Operations (FFO)	(156,479)	(127,354)	(107,976)	(96,056)	(67,945)	169,560
AFFO adjustments:
Acquisition related	21,961	21,961	21,961	37,347	37,347	39,647
Merger and other transaction costs	146,240	146,240	146,240	137,769	137,769	211,736
Listing and tender offer expenses and other adjustments	—	—	—	—	—	4,803
Loss on contingent value rights	69,676	69,676	69,676	69,676	69,676	69,676
Gain/losses on investment securities and early extinguishment of debt	(451)	(451)	(451)	1,795	1,795	3,126
Loss on derivative instruments	144	144	144	144	144	7,506
Interest on convertible obligation to preferred investors(2)	8,896	8,896	8,896	8,896	8,896	8,896
Interest on convertible debt(2)	1,554	8,742	8,742	8,742	8,742	8,742
Interest premium on settlement of convertible obligation to preferred investors and convertible debt	5,174	5,174	5,174	5,174	5,174	5,174
Dividends allocable to Series D preferred shares	—	—	11,809	11,809	11,809	11,809
Amortization of above and below-market lease asset	189	189	(714)	(699)	(699)	1,594
Amortization of deferred financing costs	6,914	8,268	9,468	10,333	10,333	20,868
Other amortization expense and other adjustments	—	—	—	—	—	5,678
Proportionate share of adjustments for unconsolidated joint ventures	—	—	—	—	—	331
Straight-line rent	(5,038)	(6,304)	(8,786)	(16,211)	(4,980)	(46,612)
Non-cash equity compensation expense	11,510	11,510	11,510	11,510	11,510	11,510
Total Adjusted Funds from Operations (AFFO)	$110,290	$146,691	$175,693	$190,229	$229,571	$534,044
Weighted average common shares(1):
Basic	166,970	183,885	200,422	237,960	237,960	671,820
Fully Diluted	198,112	245,552	253,633	297,736	297,736	731,596
FFO per share:
Basic	$(0.94)	$(0.69)	$(0.54)	$(0.40)	$(0.29)	$0.25
Diluted	$(0.79)	$(0.52)	$(0.43)	$(0.32)	$(0.23)	$0.23
AFFO per share:
Basic	$0.66	$0.80	$0.88	$0.80	$0.96	$0.79
Diluted	$0.56	$0.60	$0.69	$0.64	$0.77	$0.73

American Realty Capital Properties, Inc.

Unaudited Supplementary Information
(In thousands except per share data)

	Year Ended December 31, 2012
	ARCP Historical	ARCP Including Subsequent Activity Adjustments and GE Capital Portfolio	ARCP Pro Forma Including Subsequent Adjustments, GE Capital Portfolio and CapLease	ARCP Pro Forma Including Subsequent Adjustments, GE Capital Portfolio, CapLease and ARCT IV with adjustments	ARCP Pro Forma Including Subsequent Adjustments, GE Capital Portfolio, CapLease, ARCT IV with adjustments, Fortress and Inland	ARCP Pro Forma Including all Completed and Probable Mergers and Acquisitions
Unaudited Pro Forma Funds From Operations and Adjusted Funds From Operations
Adjusted net loss attributable to stockholders	$(39,399)	$(59,226)	$(126,548)	$(238,655)	$(251,011)	$(539)
Loss (gain) on held for sale properties	600	600	600	600	600	(107,857)
Depreciation and amortization	40,700	178,650	258,035	388,104	442,750	686,057
Total Funds from Operations (FFO)	1,901	120,024	132,087	150,049	192,339	577,661
AFFO adjustments:
Acquisition related	42,761	42,761	42,761	45,070	45,070	105,462
Merger and other transaction costs	2,603	2,603	2,603	2,603	2,603	6,103
Gain/losses on investment securities and early extinguishment of debt	—	—	(11,799)	(11,799)	(11,799)	(24,254)
Loss on derivative instruments	—	—	—	—	—	12,903
Interest on convertible debt(2)	—	11,656	11,656	11,656	11,656	11,656
Dividends allocable to Series D preferred shares	—	—	15,746	15,746	15,746	15,746
Amortization of above and below-market lease asset	117	117	(722)	(723)	(723)	2,360
Amortization of deferred financing costs	841	2,646	2,808	2,808	2,808	18,766
Other amortization expense and other adjustments	—	—	—	—	—	(7,027)
Proportionate share of adjustments for unconsolidated joint ventures	—	—	—	—	—	(1,795)
Straight-line rent	(2,008)	(8,406)	(9,748)	(19,648)	(23,121)	(78,630)
Non-cash equity compensation expense	1,180	1,180	1,180	1,180	1,180	1,180
Total Adjusted Funds from Operations (AFFO)	$47,395	$172,581	$186,572	$196,942	$235,759	$640,131
Weighted average common shares(1):
Basic	151,468	180,880	197,418	234,956	234,956	668,816
Fully Diluted	152,289	228,639	236,720	280,823	280,823	714,683
FFO per share:
Basic	$0.01	$0.66	$0.67	$0.64	$0.82	$0.86
Diluted	$0.01	$0.52	$0.56	$0.53	$0.68	$0.81
AFFO per share:
Basic	$0.31	$0.95	$0.95	$0.84	$1.00	$0.96
Diluted	$0.31	$0.75	$0.79	$0.70	$0.84	$0.90
(1)	Weighted average shares include the pro forma effect of the repurchase of 27.7 million shares of common stock, based on the conversion ratio of 0.95 share of ARCP common stock to 1 share of ARCT III common stock in conjunction with the merger of ARCP and ARCT III in February 2013, as well as the issuance of an additional 29.4 million shares of common stock and 28.4 million shares of convertible preferred stock that was issued in the second quarter of 2013 as if it had been issued at the beginning of the period.
(2)	Interest on obligations that are convertible to common stock are added back to our net income in the calculation of AFFO as the instruments are assumed to have been converted to common stock in our calculation of weighted average shares — fully diluted.